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                                                       EXHIBIT 23

                  CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
The St. Paul Companies, Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 2-69894, No. 33-15392, No. 33-20516, No. 33-23446, No. 33-23948, No. 33-24220, No. 33-24575, No.
33-26923, No. 33-49273, No. 33-56987, No. 333-01065 and No.
333-22329) and Form S-3 (SEC File No. 33-33931, No. 33-50115, No.
33-58491 and No. 333-06456) of The St. Paul Companies, Inc., of our reports dated January 27, 1997, relating to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, and all related schedules, which reports appear in the December 31, 1996 annual report on Form 10-K of The St. Paul Companies, Inc.



Minneapolis, Minnesota                 /s/ KPMG Peat Marwick LLP
March 17, 1997                             ---------------------
                                           KPMG Peat Marwick LLP